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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                          _____________


                             FORM 8-K


                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                          JUNE 18, 1998
                    ______________________________
                (Date of earliest event reported)


                   BIOPOOL INTERNATIONAL, INC.
       _________________________________________________
     (Exact name of registrant as specified in its charter)



         Delaware                   0-17714                   581729436
         ________                   _______                   _________
 (State or other juris-          (Commission                (IRS Employer
diction or incorporation)         File Number)             Identification No.)



      6025 Nicolle St., Suite A, Ventura, California 93003
      ____________________________________________________
     (Address of principal executive offices)    (Zip Code)



Registrant's telephone number, including area code (805) 654-0643
                                                    _____________











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ITEM 5.  OTHER EVENTS.

Description of Securities to be Registered.

    On June 3, 1998 the Board of Directors (the "Board") of Biopool International, Inc., a Delaware corporation (the "Company") declared a dividend of one common stock purchase right (a "Right") for each issued and outstanding share of common stock, par value $0.01 per share (the "Common Stock") of the Company. The dividend is payable to the stockholders of record on June 18, 1998.

    All Rights are issued pursuant to, and will be subject to the terms and conditions of, the Rights Agreement dated June 12, 1998, between the Company and its Rights Agent (currently, American Stock Transfer and Trust Corporation). The following is a brief summary of the terms of the Rights.

    Each Right, when exercisable, will entitle the registered holder thereof until the earlier of June 12, 2008 or the date of redemption or exchange of the Rights, to purchase from the Company one share of Common Stock, par value $0.01 per share (the "Common Stock") of the Company at an exercise price of $6.50 per share (the "Exercise Price"), subject to certain adjustments.

    The Rights are not represented by separate certificates, but, instead, initially will be evidenced by the certificates representing Common Stock then outstanding, and the stockholders shall receive no separate certificate representing the Rights. The Rights are not exercisable or transferable apart from the Common Stock until the earliest to occur of (i) ten days following a public announcement that a person (other than an Exempt Person) or group of affiliated or associated persons (an "Acquiring Person") has acquired or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock (the "Stock Acquisition Date"); (provided, that if, prior to the expiration of the ten-day period, the Acquiring Person reduces his stock ownership to below the 15% level in a transaction not involving the Company, said person would no longer be deemed to be an Acquiring Person); or
(ii) ten days following the commencement of a tender offer or exchange offer, or an announcement of a person's intent to commence a tender offer or an exchange offer, that would result in a person or group beneficially owning 15% or more of the Company's then outstanding Common Stock (provided, that if, prior to the expiration of the ten-day period, the person withdraws said tender offer, then it shall be deemed never to have occurred); or (iii) ten days after the filing by any person of a registration statement under the Securities Act of 1933, as amended, with respect to a contemplated exchange offer to acquire beneficial ownership of 15% or more of the issued and outstanding Common Stock (provided that if a tender or exchange offer is canceled or withdrawn prior to the expiration of the ten-day period, such offer would be deemed never to have been made) (the earliest of these dates is referred to as the "Distribution Date.")

    An "Exempt Person" is defined as being the Company, any subsidiary of the Company and any employee benefit plan of the Company.

    The Rights (unless sooner redeemed) first will become exercisable on the Distribution Date, at which time the Corporation will distribute separate Right Certificates representing the Rights to its then current stockholders, and it is expected that the Rights could then begin trading separately from



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the Common Stock.  The Rights will expire on June 12, 2008 (the "Final
Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company.

    Following the Stock Acquisition Date, the Rights would give holders
(other than the Acquiring Person, its affiliates and transferees) the right to buy, for the Exercise Price, that number of shares of Common Stock with a value (defined pursuant to the Rights Agreement) of twice the Exercise Price.

    In a merger, consolidation or sale or transfer of 50% or more of the consolidated assets or earning power of the Company occurring after the Rights become exercisable, each Right will be converted into the right to purchase, for the Exercise Price, that number of shares of common stock of the surviving entity (or, its parent) which at the time of such transaction will have a market value of two times the Exercise Price.

    Following the Distribution Date, exercisable Rights may be exercised at the option of the holder thereof, without the payment of the Exercise Price in cash. In any such case, such person will receive a number of shares of Common Stock having a value equal to the difference between the value of the Common Stock that would have been issuable upon payment of the Exercise Price and the Exercise Price.

    At any time prior to that date which is ten days following the Stock Acquisition Date, the Board may redeem all but not less than all of the outstanding Rights at a price of $.001 per Right. If following the occurrence of a Stock Acquisition Date and prior to the Distribution Date, the Acquiring Person reduces his beneficial ownership to less than 15%, the Rights again will be redeemable.

    The Exercise Price payable, and the number of shares of Common Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (a) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock; (b) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for or to purchase Common Stock at a price, or securities convertible into Common Stock with a conversion price, less than the then current market price of the Common Stock; or (c) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of retained earnings or dividends paid out of earnings payable in shares) or of subscription rights or warrants (other than those referred to above).

    The Board of Directors may, at its option, at any time after a Stock Acquisition Date, exchange all or part of the then outstanding and exercisable Rights for Common Stock for consideration per Right consisting of one-half of the securities that otherwise would be issuable. The Board of Directors may not effect the exchange at any time after any person (other than an Exempt Person) becomes the beneficial owner of 50% or more of the Common Stock outstanding.

    The Board of Directors may amend the terms of the Rights Agreement and the terms of the Rights in any manner without the consent of the Rights holders at any time prior to a Distribution Date. From and after a Distribution Date, the Board of Directors may, subject to certain limitations



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specified in the Rights Agreement, amend the Rights Agreement to clarify or resolve any ambiguity, defect or inconsistency, to shorten or lengthen any time period under the Rights Agreement or to make other changes that do not adversely affect the interests of the Rights holders (excluding the interests of Acquiring Persons or their affiliates or associates).

    Until a Right is exercised, the holder thereof has no rights as a stockholder of the Company (beyond those as an existing stockholder), including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable as set forth above.

    One Right will be distributed to stockholders of the Company for each share of Common Stock owned of record by them on the Record Date. Until the Distribution Date, the Company will issue one Right with each share of Common Stock that thereafter becomes outstanding so that all shares of Common Stock will have attached Rights. The Company initially has reserved 10,000,000 shares of Common Stock for issuance upon exercise of the Rights.

    The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board prior to the time that holders of the Rights become entitled to exercise their Rights for Common Stock (or common stock of the surviving entity in a merger with the Company), since until that time the Rights may be redeemed by the Board at $.001 per Right.

    The form of Rights Agreement between the Company and American Stock Transfer and Trust Corporation, as Rights Agent, specifying the terms of the Rights, which includes the form of the Right Certificate and the Summary of Rights to Purchase Common Stock as exhibits thereto, are attached hereto as exhibits, and are incorporated herein in their entirety by this reference.
The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibits.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS.

    4.1. Rights Agreement, dated as of June 12, 1998, between the Company and American Stock Transfer and Trust Corporation, as Rights Agent. Incorporated by reference to Exhibit 1 to Form 8-A filed June 26, 1998.

    4.2. Form of Right Certificate (Exhibit A to the Rights Agreement filed as Exhibit 1 hereto). Incorporated by reference to Exhibit 2 to Form 8-A filed June 26, 1998.

    4.4. Summary of Share Purchase Rights (Exhibit B to the Rights Agreement filed as Exhibit 1 hereto). Incorporated by reference to Exhibit 3 to Form 8-A filed June 26, 1998.

   99.1. Press Release, dated June 5, 1998, which announced the adoption of the Rights Plan.

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                            SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             BIOPOOL INTERNATIONAL, INC.



Dated: June 26, 1998               By:   /s/ Michael D. Bick, Ph.D.
____________________               __________________________________
                                   Name:  Michael D. Bick, Ph.D.
                                   Title: Chief Executive Officer











































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